Exhibit 3.2

The Securities Commission or similar regulatory authority in each of the provinces of Canada

Dear Sirs

Pengrowth Energy Trust (the “Trust”)

We refer to the short form prospectus of the above Trust dated October 30, 2002 relating to the offering of trust units of the Trust.

We are the auditors of the Trust and under date of February 25, 2002 we reported on the following financial statements incorporated by reference and included in the short form prospectus:

Consolidated balance sheets as at December 31, 2001 and 2000;

Consolidated statements of income and distributable income, unitholders’ equity and cash flows for the years then ended.

Incorporated by reference and included in the short form prospectus are the following unaudited interim financial statements that have been filed with the securities regulatory authorities prior to the date of this letter:

Consolidated balance sheets as at June 30, 2002;

Consolidated statements of income and distributable income, unitholders’ equity and cash flows for the three-month and six-month periods ended June 30, 2002 and 2001.

We have not audited any financial statements of the Trust as at any date or for any period subsequent to December 31, 2001. Although we have performed an audit for the year ended December 31, 2001, the purpose and therefore the scope of the audit was to enable us to express our opinion on the consolidated financial statements as at December 31, 2001 and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express an opinion on the above-mentioned unaudited interim consolidated financial statements, or on the financial position, results of operations or cash flows of the Trust as at any date or for any period subsequent to December 31, 2001.

We have, however, performed a review of the unaudited consolidated interim financial statements of the Trust as at June 30, 2002 and for the three-month and six-month periods ended June 30, 2002 and 2001. We performed our review in accordance with Canadian generally accepted standards for a review of interim financial statements by an entity’s auditors. Such an interim review consists principally of applying analytical procedures to financial data, and making enquiries of, and having

The Securities Commission or similar regulatory
authority in each of the provinces of Canada
October 30, 2002

discussions with, persons responsible for financial and accounting matters. An interim review is substantially less in scope than an audit, whose objective is the expression of an opinion regarding the financial statements. An interim review does not provide assurance that we would become aware of any or all significant matters that might be identified in an audit.

Based on our review, we are not aware of any material modification that needs to be made for these interim consolidated financial statements to be in accordance with Canadian generally accepted accounting principles.

This letter is provided solely for the purpose of assisting the securities regulatory authorities to which it is addressed in discharging their responsibilities and should not be used for any other purpose. Any use that a third party makes of this letter, or any reliance or decisions based on it, are the responsibility of such third parties. We accept no responsibility for loss or damages, if any, suffered by any third party as a result of decisions made or actions taken based on this letter.

Yours very truly

Signed “KPMG LLP”

Chartered Accountants

Calgary, Canada
October 30, 2002

The Securities Commission or similar regulatory authority in each of the provinces of Canada

Dear Sirs

Pengrowth Energy Trust (the “Trust”)

We refer to the short form prospectus of the Trust dated October 30, 2002 relating to the offering of trust units of the Trust.

We have reported under date of October 16, 2002 on the Schedule of Revenue and Expenses associated with the northern British Columbia oil and natural gas assets acquired from the Calpine Canada Natural Gas Partnership by Pengrowth Corporation (the “Schedule of revenue and expenses”) for each of the years in the three year period ended December 31, 2001 which is included in the short form prospectus.

The short form prospectus also includes the unaudited interim Schedule of revenue and expenses for the six months ended June 30, 2002 and 2001.

We have not audited any financial statements or schedule relating to the northern British Columbia oil and natural gas assets acquired from the Calpine Canada Natural Gas Partnership by Pengrowth Corporation for any period subsequent to December 31, 2001. Although we have performed an audit for the year ended December 31, 2001, the purpose and therefore the scope of the audit was to enable us to express our opinion on the Schedule of revenue and expenses for the year ended December 31, 2001 but not on the Schedule of revenue and expenses for any interim period within that year. Therefore, we are unable to and do not express an opinion on the above-mentioned unaudited interim Schedule of revenue and expenses for any period subsequent to December 31, 2001.

We have, however, performed a review of the unaudited interim Schedule of revenues and expenses for the six months ended June 30, 2002 and 2001. We performed our review in accordance with Canadian generally accepted standards for a review of interim financial statements by an entity’s auditors. Such an interim review consists principally of applying analytical procedures to financial data, and making enquiries of, and having discussions with, persons responsible for financial and accounting matters. An interim review is substantially less in scope than an audit, whose objective is the expression of an opinion regarding the financial statements. An interim review does not provide assurance that we would become aware of any or all significant matters that might be identified in an audit.

The Securities Commission or similar regulatory
authority in each of the provinces of Canada
October 30, 2002

Based on our review, we are not aware of any material modification that needs to be made for these interim Schedule of revenue and expenses to be in accordance with Canadian generally accepted accounting principles.

This letter is provided solely for the purpose of assisting the securities regulatory authorities to which it is addressed in discharging their responsibilities and should not be used for any other purpose. Any use that a third party makes of this letter, or any reliance or decisions based on it, are the responsibility of such third parties. We accept no responsibility for loss or damages, if any, suffered by any third party as a result of decisions made or actions taken based on this letter.

Yours very truly

Signed “KPMG LLP”

Chartered Accountants

Calgary, Canada
October 30, 2002